Exhibit (a)(1)

                          CERTIFICATE OF FORMATION

                                     OF

                   EXCELSIOR PRIVATE EQUITY FUND III, LLC


           FIRST: The name of the limited liability company is Excelsior Private Equity Fund III, LLC.

           SECOND: The Officers and initial Members of the Board of Managers of the limited liability company shall be as follows:

      NAME:                    TITLE:

      David I. Fann            Manager, President and
                               Co-Chief Executive Officer

      Douglas A. Lindgren      Manager, Co-Chief Executive Officer,
                               Chief Investment Officer and Chief Financial
                               Officer

      James F. Dorment         Manager and Corporate Secretary

           THIRD: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Excelsior Private Equity Fund III, LLC on this 18th day of February, 2000.


                               EXCELSIOR PRIVATE EQUITY FUND III, LLC

                               By: /s/ Nathan Bouley
                                  -----------------------------------
                                  Name:  Nathan Bouley
                                  Title: Authorized Person